UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                (Amendment No. 1)

                                 CURRENT REPORT


 Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 18, 2003


                    BioDelivery Sciences International, Inc.
         ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                      0-28931                   35-2089858
----------------------------  ------------------------    ---------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
    of incorporation)                                      Identification No.)


        UMDNJ Medical School
  185 South Orange Avenue, Bldg #4
          Newark, New Jersey                                07103
       -----------------------                       -----------------------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code  (973) 972-0015
                                                   ----------------


                                 Not Applicable
                             -----------------------
          (Former name or former address, if changed since last report)

This Amendment No. 1 to the Current Report on Form 8-K/A of BioDelivery Sciences International, Inc. (the "Company") amends and restates in its entirety the Current Report on Form 8-K of the Company, dated April 18, 2003 and filed with the Securities and Exchange Commission on April 25, 2003. This Amendment is being filed to: (i) add the disclosure contained in paragraph 6 below, and (ii) file the letter from Grant Thornton LLP identified below and filed herewith as
Exhibit 16.1.

Items 4 and 9. Change in  Registrant's  Certifying  Accountants;  Regulation  FD
               Disclosure.

On April 18, 2003, BioDelivery Sciences International, Inc. (the "Company"), with the approval of the Audit Committee of the Board of Directors of the Company (the "Audit Committee") and the full Board of Directors of the Company, dismissed its independent accountants, Grant Thornton LLP ("GT"). During the years ended December 31, 2002 and 2001, and the subsequent interim period through April 18, 2003 (the date of GT's dismissal as the Company's independent accountants), GT acted as the independent accountants for the Company and its subsidiary, Bioral Nutrient Delivery, LLC, and, during such period, there were no disagreements with GT on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GT, would have caused GT to make a reference to the subject matter of the disagreements in connection with its reports in the financial statements for such years.

The independent accountant's report of GT on the Company's consolidated financial statements for the years ended December 31, 2002 and 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

GT has  advised  the  Audit  Committee  and  management  that it noted a lack of segregation of accounting and financial reporting duties as a result of the Company's small size, which condition GT considered to be reportable under standards established by the American Institute of Certified Public Accountants. The Company believes this matter is not reportable under Regulation S-B since, among other factors, the noted issue did not preclude the Company from developing reliable financial statements as contemplated by Item 304(a)(1)(iv)(B)(1) of Regulation S-B. The Company is voluntarily making the disclosure contained in this paragraph, however, as an accommodation to its former independent accountants. The Company has taken GT's notation under advisement but believes its internal accounting controls are in compliance with applicable accounting standards, rules and regulations. The Company will continue to monitor and assess the costs and benefits of additional staffing in the accounting area in conjunction with its newly appointed independent accountants.

The Company has provided a copy of this disclosure to its former accountants, and the Company requested that the former accountants furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by the Company. A copy of that letter is attached hereto as Exhibit 16.1.

On April 18, 2003, with the approval of the Audit Committee and the full Board of Directors of the Company, the firm of Aidman, Piser & Company, P.A. ("Aidman Piser") was appointed as the Company's independent accountants.

The Company has authorized GT to respond fully to the inquiries of Aidman Piser concerning the lack of segregation of accounting and financial reporting duties as a result of the Company's small size.

Item 7. Financial Statements and Exhibits.


Set forth below is a list of Exhibits included as part of this Current Report.



Exhibit No.      Description
-----------      -----------

16.1             Letter of Grant Thornton LLP, dated July 3, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




July 3, 2003         BIODELIVERY SCIENCES INTERNATIONAL, INC.


                     By: /s/ Francis E. O'Donnell, Jr.
                         ----------------------------------
                         Name:  Francis E. O'Donnell, Jr.
                         Title: Chairman, President and Chief Executive Officer